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                                                                    Exhibit 10.9

                              ASSET SALE AGREEMENT

Asset Sale Agreement (together with all Schedules and Exhibits hereto, the "Agreement"), dated as of September 10, 1999, by and among National Bank of the Redwoods, a National Association organized under the laws of the United States ("Seller"), and Valley Financial Acquisition, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

A. Seller is engaged in the commercial and mortgage banking business, including for the purpose of this Agreement the origination of mortgage loans, the servicing of such mortgage loans and the sale of such mortgage loans and servicing rights (the "Business").

B. All of the assets being sold hereunder are owned by the Seller.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of the Seller.

In consideration of the premises and the respective representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follow:

                                   ARTICLE I.

                                   DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

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      "Affiliate" means any person or entity which (i) owns a voting interest in
Seller or Buyer; (ii) in which Seller or Buyer owns a voting interest; or (iii) which is under common control with Seller or Buyer, whether direct or indirect.

      "Affiliated Businesses" has the meaning specified in Section 2.1(e).

      "Agreement" means this Asset Sale Agreement, including all schedules and exhibits hereto, as it may be further amended from time to time as herein provided.

      "Assumed Liabilities" has the meaning specified in Section 2.3(a).

      "Books and Records" has the meaning specified in Section 2.1(g).

      "Business" has the meaning specified in the recitals of this Agreement.

      "Closing" and "Closing Date" means the closing and date thereof, respectively, of the transactions contemplated by this Agreement as specified in
Section 3.1.

      "Disclosure Schedules" means all schedules and exhibits prepared for or delivered in connection with this Agreement and elsewhere described herein.

      "Excluded Liabilities" has the meaning specified in Section 2.3(a).

      "Governmental Entity" means any instrumentality, commission, division, subdivision, department, agency or procuring office or other entity of any federal, state, local or foreign government.

      "Intellectual Property" means all copyrights, service marks, trademarks, patents, trade names, software and software licenses, copyright registration and applications, service mark registrations and applications, trade mark registrations and applications, patent registrations and applications, unpatented inventions, databases and documentation, trade secrets and other confidential information, technology and know-how, licenses and processes, if any, used in or necessary or required by the Buyer as it presently conducts its business as specified in Schedule 2.


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      "Lien" has the meaning specified in Section 2.1.

      "Permitted Lien" has the meaning specified in Section 2.1.

      "Purchased Assets" has the meaning specified in Section 2.1.

      "Servicing" means all mortgage servicing associated with CUSO, that consists of all departments accounted for in the 6000 series of the Seller's General Ledger as of June 30, 1999, as set forth on Schedule 3.

      "Taxes" means all income, franchise or other taxes imposed or assessed by any Governmental Entity.

      "Transaction Documents" has the meaning specified in Section 2.3(a).

      "Valley" means Valley Financial, a division of Seller.

                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

2.1 Sale of Assets. Subject to the terms and conditions herein set forth and in consideration of the payment of the purchase price at the Closing, Seller shall sell, assign, transfer and deliver the Buyer and Buyer shall purchase from Seller the following assets (the "Purchased Assets"):

      (a) All furniture, fixtures, equipment and other fixed assets as set forth on Schedule 1;

      (b) The name "Valley Financial" and all other Intellectual Property as set forth on Schedule 2;


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      (c) All Servicing as set forth on Schedule 3; and

      (d) All contracts and agreements relating to the Business as set forth on
Schedule 4.

      (e) Seller's capital stock or other equity interests in the entities that own the businesses affiliated with Valley as set forth on Schedule 6 (the "Affiliated Businesses").

      (f) All deposits made by borrowers and held by Seller in escrow, as set forth on Schedule 7.

      (g) All books and records relating exclusively to the Business or the Affiliated Businesses (the "Books and Records").

The Purchased Assets shall be sold, transferred and conveyed to Buyer free and clear of all liens, claims, pledges, security interests, equities, options, charges, restrictions or other encumbrances of any kind whatsoever ("Liens"), except for any Liens with respect to contingent liabilities that may exist with respect to Servicing that can be satisfied solely by the payment of money in a maximum aggregate amount of up to Eighty-Five Thousand Dollars ($85,000) which are further described on Schedule 5 (the "Permitted Lien").

2.2 Excluded Assets. The Seller shall retain all assets of Seller other than the Purchased Assets.

2.3   Assumption of Liabilities.

      (a) Notwithstanding anything to the contrary contained in this Agreement or any agreement, document, certificate or instrument being delivered pursuant to this Agreement (collectively, the "Transaction Documents") and regardless of whether such liability is disclosed in this Agreement, in any of the Transaction Documents or on any Schedule or Exhibit hereto or thereto, Buyer will not assume, agree to pay, perform or discharge or


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            in any way be responsible for any debts, liabilities or obligations of Seller or any Affiliate of Seller of any kind or nature whatsoever, whether known or unknown, absolute or contingent, liquidated or unliquidated and whether due or to become due (all such debts, liabilities and obligations not being assumed by Buyer, including without limitation those liabilities described in Section 2.3(b) and those set forth on Schedule 8, are referred to as "Excluded Liabilities"), except for and to the extent such debts, liabilities and obligations are listed on Schedule 9, such debts, liabilities and obligations, to the extent listed on Schedule 9, shall be assumed by Buyer and are referred to herein as the "Assumed Liabilities." Notwithstanding anything to the contrary contained in this Agreement or any Transaction Document, the Assumed Liabilities shall not include, and Seller shall remain solely liable for, any liability or obligation arising out of or in connection with any breach of any contract or agreement listed on Schedule 4 occurring at or prior to the Closing.

      (b) Without Limiting the generality of Section 2.3(a) above, Buyer is expressly not assuming, and Seller shall remain solely liable for, all claims, suits or actions which arise, directly or indirectly, out of facts, circumstances or conditions existing as of, or events occurring at or prior to, the Closing.

2.4 Purchase Price and Payment of Assets. Subject to the terms and conditions herein set forth and in consideration of the sale, assignment, transfer and delivery to Buyer of the Purchased Assets, Buyer shall (a) pay to Seller at the Closing an amount equal to Four Hundred Seventy-Eight Thousand Four Hundred Seventy-Nine Dollars and 51/100 ($478,479.53) plus


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      Forty-One Thousand Eight Hundred Thirty-Nine Dollars and 24/100
      ($41,839.24) for the Affiliated Businesses and (b) assume the Assumed Liabilities.

                                  ARTICLE III.

                                     CLOSING

3.1 Closing. The consummation of the purchase and sale of the Purchased Assets (the "Closing") shall take place at the offices of National Bank of the Redwoods located at 111 Santa Rosa Avenue, Santa Rosa, California at 10:00 a.m., local time, on [Buyer will use reasonable efforts to close by September 10, 1999 but Closing will occur no later than September 17, 1999]. The date and time of the closing are referred to herein as the "Closing Date."

3.2 Seller Obligations At Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

      (a) A schedule of all furniture, fixtures, equipment and other fixed assets of Seller used or held for use in the operation of the Business, which shall be consistent with the assets included in the six thousand (6,000) series of the Seller's general ledger. (Schedule 1);

      (b) A schedule of all Intellectual Property of Seller used or held for use in the operation of the Business (Schedule 2);

      (c) A schedule of all loans being serviced as of the Closing Date on the CUSO Servicing System (Schedule 3);


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      (d)   A schedule of all contracts and agreements to which Seller is a party or by which it is bound which relate primarily to the Business (Schedule 4);

      (e) A schedule of the Affiliated Businesses, Seller's ownership interest in such Affiliated Businesses, the percentage of the equity interests in such Affiliated Businesses owned by the Seller and the assets owned by such Affiliated Businesses (Schedule 6), Seller represents and warrants to the Purchaser that the ownership interests set forth on Schedule 6 represent all of Seller's ownership interests in such Affiliated Businesses and such Affiliated Businesses have no liabilities, claims or obligations arising prior to the Closing or relating to facts, circumstances or conditions existing as of, or events occurring at or prior to, Closing, other than contract and other commitments set forth on
            Schedule 4;

      (f) A schedule of all deposits of borrowers held by the Seller in escrow (Schedule 7). Upon the mutual agreement of Buyer and Seller, Buyer may deduct the amount of such deposits from the purchase price due to Seller at the Closing pursuant to Section 2.4;

      (g)   All Books and Records;

      (h) A bill of sale for the Purchased Assets and any and all assignments requested by Buyer of contracts and agreements set forth on Schedule 4, in substantially the forms attached hereto as Exhibit A;

      (i) A written acknowledgement to Buyer that Seller has terminated the individuals currently employed by Seller which are to be hired by Buyer or Buyer's nominee as set forth on


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            Schedule 10 in substantially the form attached hereto as Exhibit B.
            The Seller will transfer to Buyer funds representing any vacation accrual associated with the individuals being hired by Buyer or Buyer's nominee. Upon the mutual agreement of Buyer and Seller, Buyer may deduct the amount of such funds from the purchase price due to Seller at Closing pursuant to Section 2.4; and

      (j) Certificates of duly authorized officers of Seller, dated as of the Closing Date, certifying as to their authority to sign this Agreement and the Transaction Documents on behalf of Seller, in substantially the form attached hereto as Exhibit C.

3.3 Buyer Obligations At Closing: At the Closing, Buyer shall deliver or cause to be delivered to Seller:

      (a) The purchase price, by wire transfer of immediately available funds to the Seller's account at Federal Reserve Bank San Francisco, Routing Number 1211-41000, Attn: Patrick W. Kilkenny;

      (b) An executed Indemnification Agreement by Clark Donley, Mark Vanderveen, Jack Burns and Joseph Polizzi indemnifying the Seller from any further obligations under real property leases known as the
            (1) Shopping Center Lease dated November 24, 1997 and ending November 23, 2000, (2) Office and Building Lease in the name of Allied Bank F.S.B. and Clark Donley dated July 25, 1996 including three addendums ending January 1,2002, and (3) Hacienda Professional Building lease dated February 14, 1997 in the name of Allied Bank and Paine Webber Mortgage Partners ending February 14, 2000, in substantially the form attached hereto as Exhibit D;


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      (c)   Resignations of all officers of Valley, in substantially the form attached hereto as Exhibit E;

      (d) A written acknowledgment that Buyer will be providing positions for the individuals currently employed by the Seller and set forth on
            Schedule 10, in substantially the form attached hereto as Exhibit F;

      (e) Evidence of the assumption by Buyer of (i) all contracts and agreements set forth on Schedule 4 and (ii) all liabilities set forth on Schedule 9; and

      (f) Certificates of duly authorized officers of Buyer, dated the Closing Date, certifying as to their authority to sign this Agreement and the Transaction Documents on behalf of the Buyer, in substantially the form attached hereto as Exhibit G.

      (g) Buyer agrees to cause its affiliate, Pacific Guarantee Mortgage Corporation, to provide services to the Seller pursuant to the terms of that certain Residential Mortgage Loan Services and Purchase Agreement between Pacific Guarantee Mortgage Corporation and the Seller, dated August 27, 1999, attached hereto as Exhibit I.


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                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

4.1 Organization. Seller is a National Association duly organized, validly existing and in good standing under the laws of the United States of America and has full corporate power to own and sell the Purchased Assets.

4.2   Authorization.

      (a) Seller has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      (b) Except for items otherwise set forth herein, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Entity or third Person, domestic or foreign, is or has been or will be required on the part of Seller in connection with the execution and delivery


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            of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

4.3 Financial Exhibits. Schedule 11 contains a statement of assets purchased at book value of the Business as of the Closing Date, which balance sheet was prepared consistently with Seller's past accounting practices with respect to the Business and is true and correct in all material respects.

4.4 Absence of Undisclosed Liabilities. Except as set forth on Schedule 12, Seller does not have any liabilities which are in the aggregate, material to the Purchased Assets. Seller agrees to accept responsibility for all liabilities (other than Assumed Liabilities) incurred, arising or relating to periods on or prior to the Closing Date. Any ordinary course liabilities incurred prior to the Closing Date, but not received by the Seller or the Buyer until after the Closing will be paid by Seller for the period ending on the Closing Date and by Buyer for the period beginning the day after the Closing Date.

4.5 Title To Assets. As of the date of this Agreement, Seller has, and as of the Closing Date Seller will have, good and marketable title to, or, in the case of leases and licenses, valid and subsisting leasehold interests and licenses in, all of the Purchased Assets, free and clear of all Liens other than the Permitted Lien. The Purchased Assets include substantially all of the assets required to conduct the Business as presently conducted and are in good operating condition and repair.


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4.6   Litigation. Except as listed on Schedule 13, there is no action pending or, to the knowledge of Seller, threatened against Seller which relates to the Business, the Purchased Assets, the Assumed Liabilities or the transactions contemplated hereby.

4.7 Employee Benefit Plans. The Seller will not continue to provide any employee benefits for those individuals set forth on Schedule 10. As provided in Section 3.2(i) hereof, Seller will transfer the economic value of accrued vacation to Buyer or its nominee for those individuals set forth on Schedule 10 who have such accruals. Seller will comply with all applicable laws and provide employee services required by law or consistent with existing agreements to provide such services after termination. All salary payments will cease on the Closing Date. Payments made on behalf of individuals employed by the Seller prior to Closing Date, but effective beyond the Closing Date will remain in effect without proration of expense.

4.8   Contracts and Commitments. Any contract or commitments not set forth on
      Schedule 4 that is in the name of the Seller, but created for the benefit of Valley will be transferred, assigned or conveyed to the Buyer only upon the Buyer's request. If the contract represents a liability, the Buyer agrees to assume the outstanding liability from the Closing Date to the extent not related to a breach occurring on or prior to the Closing Date. The Seller is not in default under any commitment, contract or agreement constituting Purchased Assets, and to the knowledge of Seller, no other party thereto is in default thereunder.

4.9 Permits and Other Operating Rights. The Seller makes no representation that Seller is transferring to Buyer any permits or operating rights other than those permits which are


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      transferable by Seller and are required for Buyer to operate the Business after the Closing, all of which are being transferred by Seller to Buyer hereunder.

4.10  Mortgage Servicing Portfolio

      (a) Schedule 3 sets forth, as of the Closing Date, a listing of (i) all CUSO investors with which Seller has a mortgage servicing agreement, listing for each such investor its name, address and the unpaid principal amount of mortgage loans subject to such agreement, and
            (ii) all such loans subject to loan servicing agreements, organized by the name of the investor, including (1) the outstanding principal amount and the loan number, (2) a statement of arrears, organized by mortgagor and loan number. (3) a statement of prepayments in trust accounts not applied to principal balances of such loans and (4) escrows in trust accounts by loan number. Each such loan is evidenced by a note or other evidence of indebtedness, complied at the time it was made with all applicable regulations and the requirements of any investor which acquired the loan, and is duly secured by a mortgage or deed of trust with customary terms, each such mortgage or deed of trust constituting a security interest that has been duly perfected and maintained and is in full force and effect.

      (b) Schedule 14 contains a true and complete list, as of the Closing Date, of (i) all outstanding loan commitments and standby loan commitments made by Seller, (ii) the commitments of investors, if any, to purchase the resulting mortgage loans and (iii) the discount/purchase price of each such commitment.


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      (c)   Seller has the exclusive right to service all mortgage loans included in its mortgaging loan servicing portfolio. To the best knowledge of Seller, Seller is not in default under any of its mortgage loan servicing agreements, which default could have a material adverse effect on the Business or Buyer.

4.11 Compliance With Laws; Agreements With Regulators. Seller is not in violation of any material law, rule, regulation or order of any Governmental Entity to which Seller is or was bound and which relates to the Business or the transactions contemplated hereby. As of the Closing Date, Seller is not (a) a party to any formal agreement or memorandum of understanding with, (b) a party to any commitment letter or similar undertaking to, (c) subject to any order of any Governmental Entity, or
      (d) the recipient of any extraordinary supervisory letter from, any Governmental Entity or official thereof restricting the conduct of the Business.

4.12 No Brokers. Neither Seller not any of its directors, officers or employees has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement.

4.13 Disclaimer. Seller makes no representations or warranties to Buyer in connection with this Agreement and the transactions contemplated hereby, except as provided in this Agreement. Except as otherwise expressly set forth in this Agreement, Seller disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the Purchased Assets.


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

                                   ARTICLE V.

                     REPRESENTATIVES AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

5.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as and where it is now being conducted.

5.2 Authorization. Buyer has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

52 Availability of Funds. Buyer has available and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

5.4 No Broken. Neither Buyer nor any of its directors, officers or employees has employed any broker, finder or investment banker or incurred any liability for any brokerage fees


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      commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI.

                                CERTAIN COVENANTS

6.1 Joint Marketing Agreement. Seller and Buyer are desirous to entering into a Joint Marketing Agreement to facilitate the processing of single family mortgages for Seller's customers and prospects. Further it is the desire of Seller and Buyer to provide construction loans for the clients of the Buyer or nominee. It is agreed that the parties will enter into an agreement with respect to the foregoing by September 30, 1999.

6.2 Authorizations. Each of Buyer and Seller, on the Closing Date or, if permissible, as promptly as practicable after the Closing Date, shall (a) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all laws, rules and regulations applicable to it as may be required for it to consummate the sale of the Purchased Assets and the other transactions contemplated hereby in accordance with the terms of this Agreement; (b) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Governmental Entities and other persons necessary to consummate the foregoing; and (c) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein.


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6.3   Acknowledgement by Buyer. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN
      THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO BETWEEN THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN AND TO BE DELIVERED HEREUNDER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER DISCLAIMS RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY SELLER OR ITS EMPLOYEES, REPRESENTATIVES OR AGENTS.

6.4 Public Announcements. After the date hereof, neither Buyer, Seller nor the representatives of either of them shall make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such public announcement may be made if required by applicable law or a securities exchange rule, provided that the party required to make such public announcement shall confer with the other party concerning the timing and content of such public announcement before the same is made.

6.5   Assignment of Contracts.

      (a) On or prior to the Closing Date, Seller, at its expense, shall obtain or cause to be obtained all consents and other approvals of all lessors, lenders, Governmental Entities


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            and other third persons which are required to be obtained by Seller as a result of the transactions contemplated by this Agreement and as set forth on Schedule 15, which consents and approvals shall continue each applicable lease, loan or other arrangement related to the Business on substantially identical terms as exist on the date hereof.

      (b) To the extent that the assignment hereunder by the Seller to Buyer of any contract or agreement is not permitted or is not permitted without the consent of any other party to the contract or agreement, this Agreement shall not be deemed to constitute an assignment of any such contract or agreement if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such contract or agreement, and Buyer shall not assume any obligations or liabilities thereunder. Without in any way limiting Seller's obligations to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the contracts and agreements and the Purchased Assets to Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall continue to use their best efforts to obtain such consents and shall cooperate with Buyer in any arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under any such contracts or agreements. If Seller is able to provide Buyer with the benefits of any such contract, Buyer will assume or reimburse to Seller the obligations thereunder.


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6.6   Non-Solicitation/Non-Hire

      (a) Non-Solicitation of Employees or Agents. Seller hereby agrees that from the date of this Agreement until the earlier of (i) three (3) years from the Closing Date, or (ii) the expiration of the longest period of time allowed by law, Seller shall not hire or engage in soliciting, diverting, hiring or inducing, or attempting to solicit, divert, hire or induce, directly or indirectly (whether on its own behalf or that of any other person, business or entity), any employee or agent of Buyer or its Affiliates, who was employed by or under contract with Seller, Buyer or any Affiliate of Buyer within one (1) year of the date of such solicitation, to terminate his or her relationship with Buyer or any such Affiliate of Buyer

      (b) Non-Solicitation of Customers and Referral Sources. Seller hereby agrees that from the date of this Agreement until the earlier of (i) three (3) years from the Closing Date or (ii) the longest period of time allowed by law, Seller shall not, either directly or indirectly, engage in calling upon, soliciting, diverting or inducing, or attempting to call upon, solicit, divert or induce, and shall not, directly or indirectly, use any non-public information relating to a customer of Seller, Buyer or its Affiliates, for calling upon, diverting, soliciting or inducing, or attempting to call upon, divert, solicit or induce, any customer or referral source relating to mortgage business of Seller, Buyer or any Affiliate of Buyer including any individual or entity which has done business with Seller, Buyer or its Affiliates, (i) to do business with a competitor of Buyer or of any Affiliate of Buyer or (ii) not to do business with Buyer or any of its Affiliates. Notwithstanding the foregoing, the Seller may engage (i) in the business of funding


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            wholesale construction mortgage loans and (ii) in the retail mortgage banking and brokering business but only with respect to individuals who are customers of the Seller prior to the Seller's solicitation or the initiation of such individual's mortgage banking or brokerage business.

6.7 Lynden Loan. Seller will assign to Buyer the loan known as the "Lynden et al" loan within sixty (60) days after the Closing Date pursuant to an Assignment Agreement in substantially the form set forth attached hereto as Exhibit H.

6.8 CUSO Servicing Indemnification. Buyer agrees to indemnify Seller for up to a maximum of Eighty-Five Thousand Dollars ($85,000), in the aggregate, for claims made by the original sellers of the Servicing.

6.9 Transitional Services. Buyer agrees to provide services at reasonable cost to the Seller for any services now being performed by Valley for Seller in their current arrangement which for whatever reason cannot be assigned to the Buyer until such time the current contact or current agreement is not in effect, terminates or expires.

                                  ARTICLE VII.

                                 INDEMNIFICATION

7.1 Survival of Representations and Warranties. The representations and warranties of Seller in Article IV hereof and of Buyer in Article V hereof shall survive for a period of thirty-six (36) months from the Closing. If written notice of a claim has been given prior to the


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

      expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

7.2 Indemnification by Seller. Except as otherwise limited by Section 7.1 or this Section 7.2, Buyer and its officers, directors, employees, subsidiaries, successors and assigns shall be indemnified and held harmless by Seller for any and all losses, damages, liabilities, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable legal costs and expenses) suffered or incurred by them arising out of, relating to or resulting directly or indirectly from (a) the inaccuracy of any representation or warranty of Seller set forth in this Agreement, (b) any other breach or violation of this Agreement by Seller,
      (c) any liability arising from or relating to any Excluded Asset or Excluded Liability, (d) any and all liabilities, claims, or obligations of the Affiliated Businesses arising prior to the Closing or relating to facts, circumstances, or conditions existing as of, or events occurring at or prior to Closing, and (e) any and all debts, liabilities and obligations, other than Assumed Liabilities, arising from the operation of the Business prior to the Closing or relating to facts, circumstances or conditions existing as of, or events occurring at or prior to the Closing. Any such payment shall constitute an adjustment of the Purchase Price.

7.3 Indemnification by Buyer. Except as otherwise limited by Section 7.1 or this Section 73, Seller and its officers, directors, employees, subsidiaries, successors and assigns shall be indemnified and held harmless by Buyer for any and all losses, damages, liabilities, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable legal costs and expenses) actually suffered or incurred by them arising out of or resulting from (a) the inaccuracy of any representation or warranty of Buyer set forth in this Agreement, (b) any other breach or violation of this Agreement by Buyer, (c) any Assumed Liability, and (d) any liabilities (other than Excluded Liabilities) arising solely from the ownership or use of the Purchased Assets, or the operation of the Business, after the Closing.

                                  ARTICLE VIII.

                                   TAX MATTERS

8.1 Taxes. Buyer shall be liable for all Taxes which relate to the Business to the extent related to periods or portions thereof occurring after the Closing. Seller shall be liable for all Taxes which relate to the Business to the extent related to periods or portions thereof occurring on or prior to the Closing.

8.2 Notification and Defense. Buyer shall promptly notify Seller in writing upon receipt by Buyer or any affiliate of Buyer of notice of any pending or threatened action relating to any Tax of Seller for periods ending prior to or including the Closing Date. Seller shall have the sole right to represent the taxpayer's interest in any such action with respect to periods or portions thereof ending on or prior to the Closing, and to employ counsel of its choice at its expense. Buyer agrees that it will cooperate fully with Seller and its counsel at Seller's cost and expense in the defense against or compromise of any claim in any such action.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

9.1 Expenses, Taxes, Etc. Each party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

      (a)   if to Seller:

            National Bank of the Redwoods
            P.O. Box 402
            Santa Rosa, California 95402
            Attention: Patrick W. Kilkenny
            Telecopy No.: (707) 526-2109
            Telephone No.: (707) 573-4911

      (b)   if to Buyer:

            Valley Financial Acquisition, Inc.
            c/o Prism Mortgage Company
            440 North Orleans Street
            Chicago, Illinois 60610
            Attention: President
            Telecopy No.: (312) 494-0273
            Telephone No.: (312) 494-0020

9.3 Disclosure Schedules. The Disclosure Schedules shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of the Disclosure Schedules shall, should the existence of the fact or item or its contents be relevant to any other section of the Disclosure Schedules, be deemed to be disclosed with respect to that other section or sub section of the Disclosure Schedule whether or not any explicit cross-reference appears therein if the wording of the relevant disclosure makes it clearly related to such other Section hereof. Disclosure of any matter in the Disclosure Schedules shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in the Disclosure Schedules shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of liability or facts supporting liability.

9.4 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section, subsection or Article reference is expressly indicated, the entire Agreement rather than any specific Section, subsection or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any references to the "best knowledge" or

      "knowledge" of a Person shall mean the actual knowledge of the Persons listed on Schedule 16.

9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

9.6 Assignment This Agreement may not be assigned by operation of law or otherwise, except that Buyer may assign its rights and obligations hereunder (a) to any affiliate of Buyer and (b) in connection with the sale or transfer of substantially all of the assets of Buyer.

9.7 No Third-Party Beneficiaries, This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

9.8 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by Seller and Buyer.

9.9 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement

9.10 Mutual Drafting. This Agreement is the joint product of Buyer and Seller and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer and Seller and shall not be construed for or against any party hereto.

9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles).

9.12 Dispute Resolution. Any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"), subject to the following:

      (a)   The arbitration shall take place in Santa Rosa, California.

      (b) There shall be three arbitrators, who shall be selected under the normal procedures prescribed in the Rules, except that one such arbitrator shall be a certified public accountant and one arbitrator (who shall chair the arbitration panel) shall be a member of the American Board of Trial Advocates or the American College of Trial Lawyers.

      (c) Subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure.

      (d) At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses.

      (e) The arbitrators' decision shall be in writing, shall be binding and final and may be entered and enforced in any court of competent jurisdiction.

      (f) No party shall be eligible to receive, and the arbitrators shall not have the authority to award, exemplary or punitive damages.

      (g) Each party to the arbitration shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association.

9.13 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.14 Entire Agreement. This Agreement, together with all Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto, constitute the entire agreement and supersede all prior agreements and undertakings.

      both written and oral, among Seller and Buyer with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

                                    * * * * *

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                           NATIONAL BANK OF THE REDWOODS,
                                           a National Association

                                           By: /s/ Patrick W. Kilkenny
                                               ---------------------------------
                                           Name: Patrick W. Kilkenny

                                           Title: President


                                           VALLEY FINANCIAL ACQUISITION INC.,
                                           a Delaware Corporation

                                           By: /s/ [ILLEGIBLE]
                                               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title: President